                                                                    Exhibit 23.1

Consent of Independent Auditors


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 8, 1999 relating to the financial statements which appear in Corel Corporation's Annual Report on Form 10-K for the year ended November 30, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chartered Accountants


Ottawa, Canada
July 29, 1999

We consent to incorporation by reference in the Registration Statement on Form S-3 of Corel Corporation of our report dated January 16, 1998, except as to
Note 12, which is at February 23, 1998, relating to the consolidated balance sheet of Corel Corporation as of November 30, 1997 and the related consolidated statements of operations, retained earnings (deficit) and changes in financial position for each of the years in the two-year period ended November 30, 1997, which report appears in the November 30, 1998 annual report on Form 10-K of Corel Corporation.

/s/ KPMG LLP

Chartered Accountants



Ottawa, Canada
July 29, 1999